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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-10171 and 333-72439 of Penske Motorsports, Inc. on Form S-8 of our report dated February 1, 1999, appearing in this Annual Report on Form 10-K of Penske Motorsports, Inc. for the year ended December 31, 1998.

/s/ DELOITTE & TOUCHE LLP

Detroit, Michigan
March 29, 1999